UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) June 6, 2013

Matador Resources Company

(Exact name of registrant as specified in its charter)

Texas	001-35410	27-4662601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 LBJ Freeway, Suite 1500, Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 371-5200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Matador Resources Company (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on June 6, 2013. On the April 10, 2013 record date, there were 55,842,938 shares of the Company’s common stock outstanding with each such share being entitled to one vote per share of common stock.

A total of 47,557,490 shares of the Company’s common stock were represented in person or by proxy at the Annual Meeting. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, as applicable, with respect to each matter is set forth below.

Proposal 1: Election of Directors

The shareholders elected Carlos M. Sepulveda, Jr. as a Class I director for a two-year term expiring at the Annual Meeting of Shareholders in 2015, and Gregory E. Mitchell and Steven W. Ohnimus as Class II directors, each for a three-year term expiring at the Annual Meeting of Shareholders in 2016, and until the election and qualification of their respective successors or their earlier death, retirement, resignation or removal.

Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Carlos M. Sepulveda, Jr.	39,899,071	71,184	7,587,235
Gregory E. Mitchell	39,830,259	139,996	7,587,235
Steven W. Ohnimus	39,838,824	131,431	7,587,235

Proposal 2: Advisory Vote on Executive Compensation

The shareholders approved the non-binding advisory resolution approving the compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
39,459,876	374,253	136,126	7,587,235

Proposal 3: Proposal to Ratify the Appointment of Grant Thornton LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2013

The shareholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

Votes For	Votes Against	Votes Abstained
47,409,649	14,586	133,255

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATADOR RESOURCES COMPANY

Date: June 10, 2013	By:	/s/ David E. Lancaster
Name: David E. Lancaster
Title: Executive Vice President